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                                                                    Exhibit 99.1
(PolyOne Logo)

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


           POLYONE TO SELL ELASTOMERS & PERFORMANCE ADDITIVES BUSINESS
                    TO LION CHEMICAL CAPITAL AND ACI CAPITAL

CLEVELAND - June 29, 2004 - PolyOne Corporation (NYSE: POL) announced today that it has signed a definitive agreement to sell its Elastomers and Performance Additives business to an entity formed by an investor group led by Lion Chemical Capital LLC and ACI Capital Co., Inc.

The purchase agreement provides that PolyOne will receive gross proceeds before associated fees and costs of approximately $120 million, of which $106 million will be paid in cash and $14 million in the form of a note from the buyer. This price is within the range of estimates that PolyOne had anticipated for the sale of the Elastomers unit.

The transaction, which is expected to close in the third quarter, is subject to customary closing conditions and the buyers' receipt of their financing.

The Elastomers and Performance Additives business is a leading merchant provider of customized, high-performance elastomer materials and additives for use in diverse end markets, including the transportation, electrical, industrial and printing industries. Headquartered in Solon, Ohio, the group operates five manufacturing facilities in the United States and one each in Mexico and the United Kingdom. Its first rubber compounding facility in China is slated to open near Shanghai later this year. Revenues for the four quarters ended March 31, 2004, were $349 million, which represents 13.5 percent of PolyOne's total sales from both its continuing and discontinued operations during that period.

"This action represents significant progress toward our announced goals to focus on our businesses with the greatest synergy and to improve our balance sheet," said Thomas A. Waltermire, president and chief executive officer. "Our Elastomers business unit is the largest of the businesses we targeted for divestment late last year. We are satisfied we have negotiated a fair value, and we plan to apply the proceeds to debt reduction."

"This business has the capacity and proven capability to grow, and we are committed to its success," said Peter De Leeuw, managing director of Lion Chemical and the prospective chairman of the new company. "We anticipate no immediate change in business practices of the Elastomers unit, and no effect on Elastomers customers, suppliers or employees. The unit's current management team, headed by PolyOne Vice President and General Manager John E.
Quinn, will remain in place."

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Added Ezra Field, a managing director of ACI Capital, "We are excited to have the opportunity to make this investment, and we look forward to a successful partnership with the company's management. We believe we are acquiring a market-leading business at an attractive point in the business cycle."

PolyOne announced last October that, as part of its efforts to improve profitability and strengthen its balance sheet, it would confine its strategic emphasis to its Plastics Compounding, Color and Additives Masterbatch, and Distribution businesses. These businesses have leading market positions, and most of them are global in scope.

In line with this goal, PolyOne announced that it would divest its Elastomers and Performance Additives, Engineered Films and Specialty Resins businesses. As a result, the Company began reporting these business units as discontinued operations in the fourth quarter of 2003. PolyOne has stated that it expects to complete all three dispositions in 2004. The pending Elastomers divestment is the first such disposition.

PolyOne Investor & Media Contact:           Dennis Cocco
                                            Vice President, Investor Relations
                                            & Communications
                                            440.930.1538

ABOUT POLYONE
-------------

PolyOne Corporation, with 2003 annual revenues of approximately $2 billion, is an international polymer services company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America and Asia. Information on the Company's products and services can be found at http://www.polyone.com.


ABOUT LION CHEMICAL CAPITAL LLC
-------------------------------
Lion Chemical Capital is a private equity firm focused on investing in premier businesses operating in the chemical and related industries. Lion leverages its founders' extensive experience in the chemical industry, executive management, private equity and investment banking. Target investments are highly selective and possess key attributes such as market and technological leadership and strong management. For more information, please visit www.lionchemicalcapital.com.

ABOUT ACI CAPITAL CO., INC.
---------------------------
ACI Capital is a private investment firm with nearly 50 years of history leading middle-market management buyouts and growth capital investments across a broad spectrum of industries throughout North America. ACI Capital makes equity investments in profitable, market leading public and private companies, partnering with management to increase value of their businesses. For more information, please visit www.acicapital.com.

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FORWARD-LOOKING STATEMENTS
--------------------------
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to restructuring programs, including cost reduction and employee productivity goals; (2) a delay or inability to achieve targeted debt level reductions through divestitures and/or other means; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets;
(5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services within the Company's various businesses; (12) the possibility of further goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) an inability or delay beyond December 31, 2004, in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms; (16) an inability to access the receivables sale facility as a result of breaching covenants; (17) any poor performance of our pension plan assets and any obligation on our part to fund the Company's pension plan; (18) any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability; (19) an inability to achieve anticipated earnings performance due to the divestment of a non-core business prior to June 30, 2004; (20) an inability to raise prices or sustain price increases for products; and (21) an inability to complete the sale of discontinued businesses due to legal proceedings, regulatory approvals and/or buyers completing financing for the transaction.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #62804)


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